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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                    FORM 8-K



                            Current Report Pursuant
                         to Section l3 or l5(d) of the
                        Securities Exchange Act of l934

        Date of report (date of earliest event reported): May 17, 2000


                                Allscripts, Inc.
                                ----------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)


       000-26537                                          36-3444974
       ---------                                          ----------
(Commission File Number)                       (IRS Employer Identification No.)

2401 Commerce Drive, Libertyville, Illinois                  60048
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  (Address of Principal Executive Offices)                 (Zip Code)

                                 (847) 680-3515
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



                                      None
                                      ----
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2. Acquisition or Disposition of Assets.

     On April 12, 2000, Allscripts, Inc., a Delaware corporation ("Allscripts"), WebDoc Acquisition Corp., a Washington corporation and wholly-owned subsidiary of Allscripts ("WebDoc"), Medifor, Inc., a Washington corporation ("Medifor"), and certain shareholders of Medifor entered into an Agreement and Plan of Merger (the "Plan of Merger") which sets forth the terms and conditions under which WebDoc would be merged with and into Medifor (the "Merger"). The Merger was consummated and became effective on May 17, 2000.

     Pursuant to the terms of the Plan of Merger, on the effective date of the Merger, each holder of outstanding shares of Medifor common stock and preferred stock (collectively, the "Medifor Stock"), received shares of Allscripts common stock, $.01 par value per share (the "Allscripts Stock"). Each holder of Medifor Stock, who would otherwise have been entitled to receive a fraction of a share of Allscripts Stock in accordance with the Plan of Merger, received cash in lieu thereof. On the effective date of the Merger, Allscripts issued an aggregate of 935,903 shares of Allscripts Stock to Medifor shareholders. The source of cash used by Allscripts to complete the Merger was cash on hand. Pursuant to the terms of the Plan of Merger, on the effective date of the Merger, each of the outstanding options to purchase shares of Medifor Stock previously granted under the stock option plan of Medifor was canceled and extinguished and converted into or replaced by substituted options pursuant to which the optionee has the right to purchase shares of Allscripts Stock.

     Medifor is engaged in the business of publishing clinical software designed to allow physicians to disseminate to their patients customized medical instructions, illustrations and personalized education materials at the point-of-care and over the Internet. Medifor also publishes clinical reference CD-Rom products. Allscripts determined the amount of the consideration paid for Medifor based on its determination of the value of Medifor to Allscripts. Allscripts will account for the Merger as a purchase.

     Allscripts and the shareholders of Medifor also entered into a Registration Rights Agreement, which provides for the registration of certain shares of Allscripts issued as a result of the Merger.

     The description of the transaction set forth above is qualified in its entirety by reference to the Plan of Merger and other documents referred to herein.

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Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of business to be acquired

          It is impracticable for Allscripts, Inc. to file the required financial statements as of the date hereof. The required financial statements shall be filed by Allscripts, Inc. as soon as practicable, but in no event shall such financial statements be filed later than 60 days after the due date of this Form 8-K.

     (b)  Pro forma financial information

          It is impracticable for Allscripts, Inc. to file the required pro forma financial information as of the date hereof. The required pro forma financial information shall be filed by Allscripts, Inc. as soon as practicable, but in no event shall such pro forma financial information be filed later than 60 days after the due date of this Form 8-K.

     (c)  Exhibits

          The following exhibits are filed herewith:

          2.1 Agreement and Plan of Merger, dated as of April 12, 2000, among Allscripts, Inc., WebDoc Acquisition Corp., Medifor, Inc. and certain shareholders of Medifor, Inc., together with a list of exhibits and schedules thereto. Such exhibits and schedules are not filed, but the registrant undertakes to furnish a copy of any such exhibit or schedule to the Securities and Exchange Commission upon request.

          4.1 Registration Rights Agreement, dated as of May 17, 2000, by and among Allscripts, Inc. and certain shareholders of Medifor, Inc.

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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ALLSCRIPTS, INC.



Date: May 30, 2000              By:       /s/ David B. Mullen
                                   ---------------------------------------------
                                          David B. Mullen, President

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